August 20, 1999                              Bettis C. Rainsford
Greenville, South Carolina                   (803) 637-5304




                    DELTA WOODSIDE ANNOUNCES
                  CHANGE IN RESTRUCTURING PLANS


     Delta Woodside Industries, Inc. (NYSE-DLW) announced today that, due to weakness in the bond market, the Company believes that its previously announced recapitalization/spin-off strategy is not feasible at this time. Additionally, because the Company believes that shareholders will best be served by separating the operating companies, the Company does not plan to pursue the acquisition of the two apparel divisions, Delta Apparel and Duck Head Apparel, by its textile subsidiary, Delta Mills, Inc., at this time.

     The Company is continuing to explore strategic alternatives to accomplish the separation of its operating companies, and will announce specific plans in the coming months.

       Delta Woodside Industries, Inc., headquartered in Greenville, South Carolina, manufactures and sells a wide variety of textile and apparel products. The Company, which employs about 5,000 people, operates 15 plants and 24 garment outlet stores. These facilities are located in 12 states, Costa Rica and Honduras.

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